Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Trovagene, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2017, relating to the consolidated financial statements and the effectiveness of Trovagene, Inc.’s internal control over financial reporting of Trovagene, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

San Diego, California

August 18, 2017